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Exhibit 24


CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Central Fidelity Banks, Inc.

We consent to incorporation by reference in (1) Registration Statement No. 2-77520 on Form S-8, (2) Registration Statement No. 2-75507 on Form S-8, (3) Registration Statement No. 2-86240 on Form S-8, (4) Registration Statement No. 33-51393 on Form S-8, and (5) Registration Statement No. 33-61694 on Form S-3 of Central Fidelity Banks, Inc. of our report dated January 18, 1994, relating to the consolidated balance sheet of Central Fidelity Banks, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related statements of consolidated income, consolidated cash flows and changes in consolidated shareholders' equity for each of the years in the three-year period ended December 31, 1993, which report appears on page 30 of this 1993 annual report on Form 10-K of Central Fidelity Banks, Inc.


KPMG  Peat Marwick


Richmond, Virginia
March 25, 1994






















CENTRAL FIDELITY BANKS, INC.

Consent

March 25, 1994